UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	June 16, 2008

Patriot Scientific Corporation
(Exact Name of Registrant as Specified in Charter)

California	0-22182	84-1070278
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6183 Paseo Del Norte, Suite 180, Carlsbad, CA	92011
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	760-547-2700

(None)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

On June 16, 2008, Patriot Scientific Corporation (the “Company”) issued a press release incorporating the text of a letter of the Company’s Chief Executive Officer to the shareholders of the Company.  A copy of the press release is attached hereto as Exhibit 99.1

On June 17, 2008, the Company issued a press release announcing the agreement with Nu Power Semiconductor to License Power Management IP Portfolio.  A copy of the press release is attached hereto as Exhibit 99.2

The Company expressly disclaims and obligation to update this press release and cautions that it is only accurate on the date it was presented.  The inclusion of any data or statements in this press release does not signify that the information is considered material.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release, dated June 16, 2008
99.2	Press Release, dated June 17, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

Patriot Scientific Corporation
(Registrant)

Date: June 18, 2008	By: /s/ Clifford L. Flowers
Clifford L. Flowers, Chief Financial Officer